EXHIBIT 99.2

NOTICE OF GUARANTEED DELIVERY FOR ASG CONSOLIDATED LLC AND

ASG FINANCE, INC. 11 1/2% SENIOR DISCOUNT NOTES DUE 2011

This form or one substantially equivalent hereto must be used to accept the Exchange Offer of ASG Consolidated LLC and ASG Finance, Inc. (together, the “Issuers” or the “Company”) made pursuant to the Prospectus, dated April 13, 2005 (the “Prospectus”), if certificates for outstanding 11 1/2% Senior Discount Notes due 2011 (except those which have been deposited with a custodian for, and registered in the name of, The Depository Trust Company (“DTC”)) (the “Old Notes”) of the Issuers are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach Wells Fargo Bank, N.A., as exchange agent (the “Exchange Agent”) prior to 5:00 P.M., New York City time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Old Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) relating to the tender for exchange of Old Notes (the “Letter of Transmittal”) must also be received by the Exchange Agent prior to 5:00 P.M., New York City time, on the Expiration Date. Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date. Where the Expiration Date has been extended, tenders pursuant to the Exchange Offer as of the previously scheduled Expiration Date may not be withdrawn after the date of the previously scheduled Expiration Date. Capitalized terms not defined herein are defined in the Prospectus or the Letter of Transmittal.

DELIVERY TO: Wells Fargo Bank, N.A., EXCHANGE AGENT

By Registered and Certified Mail Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 P.O. Box 1517 Minneapolis, MN 55480	By Overnight Courier or Regular Mail: Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 6th & Marquette Avenue Minneapolis, MN 55479	By Hand Delivery Wells Fargo Bank, N.A. Corporate Trust Services 608 2nd Avenue South Northstar East Building - 12th Floor Minneapolis, MN 55402

Or By Facsimile Transmission: (612) 667-6282

Telephone: (800) 344-5128

Confirm by Telephone: (612) 667-9764

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedure described in “The Exchange Offer-Guaranteed Delivery Procedures” section of the Prospectus.

CERTIFICATE NUMBER(S) (IF KNOWN) OF EXISTING NOTES OR ACCOUNT NUMBER AT THE BOOK-ENTRY TRANSFER FACILITY	AGGREGATE PRINCIPAL AMOUNT REPRESENTED	AGGREGATE PRINCIPAL AMOUNT TENDERED (IF LESS THAN ALL)*

*	Unless otherwise indicated, the Holder will be deemed to have tendered the full aggregate principal amount represented by such Old Notes.

ALL AUTHORITY HEREIN CONFERRED OR AGREED TO BE CONFERRED SHALL SURVIVE THE DEATH OR INCAPACITY OF THE UNDERSIGNED AND EVERY OBLIGATION OF THE UNDERSIGNED HEREUNDER SHALL BE BINDING UPON THE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF THE UNDERSIGNED.

PLEASE SIGN HERE

X		Date
Signature(s) of Owner(s) or Authorized Signatory

Area Code and Telephone Number:

Must be signed by the Holder(s) of Old Notes as their name(s) appear(s) on certificates for Old Notes or on a security position listing, or by person(s) authorized to become registered Holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):
Capacity:
Address(es):

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GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that the certificates representing the principal amount of Old Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Old Notes into the Exchange Agent’s account at DTC pursuant to the procedures set forth in “The Exchange Offer -Guaranteed Delivery Procedures” section of the Prospectus, together with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm:	(Authorized Signature)
Address:	Title:
Name:
Zip Code	(Please Type or Print)
Area Code and Tel. No.:
Dated:

NOTE: DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS FORM. CERTIFICATES FOR OLD NOTES SHOULD BE SENT ONLY WITH A COPY OF YOUR PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of the Holder and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered or certified mail properly insured, with return receipt requested, is recommended. In all cases sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedure, see Instruction 1 of the Letter of Transmittal.

2. SIGNATURES OF THIS NOTICE OF GUARANTEED DELIVERY. If this Notice of Guaranteed Delivery is signed by the registered Holder(s) of the Old Notes referred to herein, the signature must correspond with the name(s) written on the face of the Old Notes without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of Old Notes, the signature must correspond with the name shown on the security position listing as the owner of the Old Notes.

If this Notice of Guaranteed Delivery is signed by a person other than the registered Holder(s) of any Old Notes listed or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered Holder(s) appears on the Old Notes or signed as the name of the participant shown on the Book-Entry Transfer Facility’s security position listing.

If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing.

3. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.

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